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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): December 19, 2002


                               EXCELON CORPORATION
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               (Exact Name of Registrant as Specified in Charter)




          Delaware                  000-21041                  02-0424252
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(State or Other Jurisdiction       (Commission                (IRS Employer
      of Incorporation)            File Number)             Identification No.)



              25 Mall Road,
        Burlington, Massachusetts                               01803-4194
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(Address of Principal Executive Offices)                        (Zip Code)



       Registrant's telephone number, including area code: (781) 674-5000
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 1.       CHANGES IN CONTROL OF REGISTRANT

On December 19, 2002, Progress Software Corporation, a Massachusetts corporation ("Parent"), through Chopin Merger Sub. Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), acquired eXcelon Corporation, a Delaware corporation ("Company") pursuant to the Agreement and Plan of Merger, dated as of October 18, 2002, among Parent, Merger Sub and the Company (the "Merger Agreement"), whereby the Company merged with and into Merger Sub (the "Merger"), with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of Parent. The Merger became effective on December 19, 2002. In the Merger, the issued and outstanding shares of common stock of the Company were converted into the right to receive cash merger consideration of $3.19 per share.

To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company or Parent, the operation of which may at a subsequent date result in a further change in control of the Company.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         EXCELON CORPORATION


Date: December 19, 2002                    By:  /s/ Clifford B. Thompson
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                                                    Clifford B. Thompson
                                                    Secretary


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